SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2013

Date of Report

(Date of Earliest Event Reported)

IIM GLOBAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54545	00-0000000

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

525 Technology Park, Suite 165

Lake Mary, Florida 32746

(Address of Principal Executive Offices)

(407) 878-7561, ext. 224

(Registrant’s Telephone Number)

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On August 12, 2013, IIM Global Corporation, a Delaware corporation (the “Company”), acquired Innovation in Motion Inc., a Florida corporation (“Innovation in Motion”), in a stock-for-stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.

The Acquisition was effected by the Company through the exchange of each of the outstanding shares and interests of Innovation in Motion for 1.6 shares of common stock of the Company. As a result, in the Acquisition, 97,877,077 shares and interests of common stock of Innovation in Motion were exchanged for, and converted into, 156,603,323 shares of common stock of the Company.

Innovation in Motion was formed in April 2009 in the State of Florida, and is a private company operating in two technology fields: the handheld identification market and mobile payment market. Since its inception, Innovation in Motion has provided handheld mobile biometric devices which are used primarily by government and law enforcement agencies to capture and process the unique characteristics of individuals to verify their identities. Additionally, the Company has recently introduced a new highly secured biometric wallet device to store personal data including credit card and banking information to be used in a variety of transactions.  The Company has a business focus in the identification, security and mobile payment businesses, and it had its technology used during the election process in Ghana, Africa. The Company has a range of state-of-the-art products in these fields and has begun serious market penetration with the sale and placement of units.

As a result of the Acquisition, Innovation in Motion became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of Innovation in Motion, has taken over the operations and business plans of Innovation in Motion.

Relationship with Tiber Creek Corporation

In November 2012, the Company (through Innovation in Motion) entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to Innovation in Motion; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees from the Company of $100,000 for its services, payable as follows: $40,000 due immediately, and then $15,000 per month until the balance is paid in full. In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares. The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement filed by the Company, however, 80% of these shares held by Tiber Creek and MB Americus will not be sold or transferred for nine months following the effective date of the registration statement.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Silverwood Acquisition Corporation (the former name of the Company), are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Silverwood Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Business

Prior to the Acquisition, the Company had no significant business, operations or plan. Accordingly, the business of the Company below is that of Innovation in Motion, which the Company acquired in the Acquisition.

The Company has developed a highly cost effective and unique handheld “Configurable Intelligent Accessory” platform called HDR for the identification market. This platform is designed to compliment, not replace, existing communications and computing products utilized in this market by providing a configurable machine-readable input and secure data processing and storage intelligent accessory. By being an open platform solution and not a closed architecture product the HDR Accessory becomes the enabling platform for thousands of applications and applications developers. The currently developed platform supports the following operating systems: Windows CE; and Linux.

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The Company’s platform also contains the back-end software solutions to provide direct interfaces to customer AFIS (Automatic Fingerprint Identification Systems) and various other demographic databases. In addition, the Company has developed an HDR asset manager software solution that allows for the management of the HDR pairing and end user issuance process from small to nationwide institutions or organizations. The two software elements developed are: gateway server; and asset manager server.

One of the biggest advantages of this platform approach is that a single product can support a wide variety of vertical markets, such as border control, public safety, enterprise security and asset management, sea ports, small business inventory management, military and banking (identity verification). The product development strategy is two-prong in nature: to develop platforms not products that support open standards for application content; and to facilitate continuous improvement in quality and reduced manufacturing cost.

In 2012, the Company added the capabilities to support a color display and optical fingerprint scanner. In the future, the Company plans to leverage its new and previous platforms in the development of the HDR+, the world’s first fully Android OS powered Intelligent Accessory used for machine readable input and secure data processing and storage.

Products

Being a “Configurable” platform, the HDR can be purchased with a varying and customized combination of machine-readable inputs and features, including the following:

•	OCR Swipe (Passports, ID Cards, etc.)
•	1D and 2D Barcode
•	Contactless RFID
•	Contact Chip Reader
•	Single Finger Scanner (Silicon or Optical Configurations)
•	Camera
•	License Plate Recognition
•	Magnetic Strip Reader

In addition to the HDR+ platform, the Company has completed the engineering design requirements documentation and engineering feasibility analysis for its Biometric Wallet platform called SRIO. The SRIO is a small, Android OS powered biometric wallet that is a standalone device capable of meeting PCI compliance requirements for the secure storage and processing of credit card transactions using NFC technology coupled with the fingerprint authentication of the user. The Company is in the process of bringing this product to market. Once introduced into the market, the Company is hopeful that the SRIO will be successful in facilitating fast mobile payments.

The SRIO can be utilized in open and closed payment platforms, and there is no need to partner with mobile operators, phone manufacturers or others in order to implement the solutions. The SRIO also stores all credit/loyalty/membership/cards on the device, so a user’s information is readily accessible at all times. With use of the SRIO, a user can instantly and conveniently make payments on-the-go.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. Currently, the Company has several strategic partners (noted below) and hopes to foster additional such relationships. The Company believes that the most important strategic partnerships will be expanded relationships that it can form with its existing customers. The Company’s management believes that adding more value to existing clients is the most efficient and useful route to building the Company’s business in a very competitive industry.

A key supplier of the Company is Flextronics, an outsourced contract manufacturer. Pursuant to the Company’s relationship with Flextronics, the Company is able to obtain assembly and manufacturing of parts and products via Flextronics’ manufacturing capabilities.

Currently, the Company has a relationship with Coppernic SAS based in France. The parties began their relationship in July 2012 through entry into a supply contract whereby the Company will supply devices to Coppernic SAS.

The Company has a relationship with CenPos, Inc. related to payment processing gateway technology and services. The parties entered an agreement in November 2009 pursuant to which the Company utilizes certain services and functions provided by CenPos, Inc.

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The Company is a party to a joint development agreement with Multipolaris Trading and Manufacturing Limited (“Multipolaris”) of Budapest, Hungary. Pursuant to the joint development agreement, the Company and Multipolaris will develop technology and solutions together on an equal basis.

In the area of quality processing and control, the Company has developed a strong relationship with CMTEC Solutions of Singapore. Pursuant to the agreement of the parties in January 2010, CMTEC Solutions provides manufacturing and engineering quality control and oversight for the assembly of the Company’s products. The agreement has a term of 12 months that renews each year, unless one of the parties terminates prior to renewal. Under the agreement, CMTEC Solutions receives a minimum fee of $2,500 per month from the Company, plus has eligibility to receive bonuses and commissions.

The Company has partnered with two firms with respect to accounting and finance services. First, the Company entered into an arrangement with nperspective to provide finance and CFO services to the Company. This agreement was executed in October 2012 and expires one year from then. Second, the Company entered into an accounting and business consulting services agreement with IN2IT Advisors in January 2013. Per this agreement, the Company receives such services from IN2IT Advisors at the rate of $150.00 per hour.

Sales and Distribution Agreements

The Company works with sales agents, distribution partners and others to promote and sell its products worldwide. The following are among the Company’s significant sales and distribution partners (with whom the Company has agreements):

-Acumen Telecommunicacionies S.A. de C.V.; located in Mexico; relationship since October 2010

-AITS and Biometrics Consulting, Inc.; relationship since August 2011

-Artemis; located in France; relationship since December 2011

-Artemis; located in South America; relationship since November 2011

-Best Tech Link, S.L.; located in Madrid, Spain

-Llacom S.A. de CV; located in Mexico

-Ofimarket LTDA; located in Columbia; relationship since March 2011

-Peter Gonzalez; located in Costa Rica; relationship since May 2011

-Preferred IT Service, S.A.; located in Costa Rica; relationship since July 2011

-Richard Gallano; located in Spain; relationship since May 2011

-Security Printing Consulting AG; Switzerland; relationship since December 2010

-Smart Identity Devices Private Limited; located in India; relationship since June 2011

Governmental Regulations

The Company does not need or require any approval from government authorities or agencies in order to operate its regular business and operations. However, it is possible that any proposed expansion to the Company’s business and operations in the future would require government approvals.

Due to the security applications and biometric technology associated with the Company’s products, the activities and operations of the Company could become subject to license restrictions and other regulations, such as (without limitation) export controls and other security regulation by government agencies.

Marketing and Sales

The Company has conducted limited advertising and marketing to date to reach new clients. The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use in order to grow its business and expand its customers. The Company eventually anticipates a significant budget and need for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s products and platform.

The Company expects that its sales team will work closely with the marketing team to convert prospects into new customers. The sales team will be structured to align with target markets based on territory and customer patterns.

Revenues and Losses

Innovation in Motion had no revenues during the three month periods ending March 31, 2013 and March 31, 2012, respectively. During the year ended December 31 2012, the Company posted revenues of $7,695,067, as compared to no revenues generated during the year ended December 31, 2011.

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Innovation in Motion had net losses of $299,009 during the three month period ending March 31, 2013, as compared to net losses of $100,709 during the three month period ending March 31, 2012. During the year ended December 31, 2012, the Company posted net income of $193,813, as compared to a net loss of $520,222 in the year ended December 31, 2011.

THE COMPANY

Employees and Organization

The Company presently has approximately three employees and approximately five full-time consultants.

Most employees receive health benefits. The Company may offer additional fringe and welfare benefits in the future as the Company’s profits grow and/or the Company secures additional outside financing.

David S. Jones, the CEO of the Company, has an employment agreement with the Company, originally entered into in October 2011 (and subsequently amended in August 2012). Pursuant to this agreement, Mr. Jones (as the CEO) is entitled to a base salary of $210,000, plus eligibility for performance bonuses and other perquisites. Mr. Jones also receives an automobile allowance of $1,000 per month from the Company. The employment agreement with Mr. Jones has a term of five years, thus expiring in 2016, and is subject to renewal at such time for an additional period of two years.

Roger DeLeon, a sales manager of the Company, is a party to an employment agreement with the Company. Per this agreement, Mr. DeLeon receives a base salary of $65,000, plus sales commissions, incentives and other performance-related bonuses.

The Company has certain key personnel consulting arrangements of note:

The Company retained Thomas Szoke PA, LLC (“Szoke LLC”) as a long-term contractor for the Company since May 2009. Szoke LLC is involved in all key aspects of the Company, including corporate strategy, product development, intellectual property and marketing planning. The firm is a key advisor and consultant for the board of directors and senior management of the Company. The contractor agreement originally had a term of 5 years, and is set to expire by May 2014. However, in June 2012, the Company and Szoke LLC amended the original agreement, and the newly amended agreement expires 5 years from the date of the amendment. The amended agreement increases the scope of Szoke LLC’s services to include sales support, technology planning and other operational duties. The amended agreement provides that Szoke LLC will receive a consulting fee of $25,000 per month, subject to increase by ten percent (10%) each year. In November 2012, the parties again amended the agreement, so that Szoke LLC could also provide technical support for the Company’s patenting process relating to HDR and SRIO solutions. In consideration of these additional services, Szoke LLC was granted equity awards in the Company.

The Company entered a technical consulting engagement with Andras Vago in November 2012. Pursuant to the agreement, Mr. Vago provides technical consulting with respect to the Company’s intellectual property and product development. The term of the agreement is 12 months, subject to extension by mutual agreement of the parties. In exchange for his services, Mr. Vago received equity awards from the Company.

The Company has a consulting agreement with Platinum Bay, located in Florida, for senior management advice and consultative assistance. Under this agreement (which was amended and restated in November 2012), Platinum Bay receives a flat amount of $2,100 per week for its services to the Company. The agreement expires at the end of October 2014.

Beginning in 2011, the Company also has formed a consulting relationship with John Seno with respect to SRIO development and services.

Property

The Company’s headquarters are located in Lake Mary, Florida. The location consists of over 10,000 square feet and is a sub-lease that is located in an office park. The monthly lease cost for the Company is $12,358 at present. The facility is fully furnished with computers, phone systems, Internet, and break rooms to accommodate up to 50 employees.

The Company sub-leases the facility above from the Vago Group Inc. under the sub-lease entered into in December 2012 by Vago Group Inc. and the Company. The original lease is between Vago Group Inc. and SunLife Assurance Company of Canada, dated December 2011. The sub-lease is for the remainder of the term of the original lease, which is through January 2017. However, the sub-lease may be earlier terminated upon 30 days’ written notice of either party.

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The Company also uses a satellite office in Hoffman Estates, Illinois. The satellite location is a full service office that is utilized by the President/CEO for meetings. The typical lease obligation for this facility is $231 per month.

The Company also has an engineering satellite office in Budapest, Hungary. This facility is a 3,000 square foot full service office that is utilized by some of the software product development engineers.

Subsidiaries

Currently, the Company has one subsidiary – Innovation in Motion (which was acquired in the Acquisition). The Company is the sole shareholder of Innovation in Motion.

Intellectual Property

The Company licenses certain technology for use in its products and business. A key arrangement is the license of materials from Apple, Inc. The license, executed in October 2009, provides the Company with the ability use certain Apple, Inc. materials in the Company’s own products.

The Company also holds numerous patents and intellectual property as a result of an assignment of the same to the Company in November 2012 by Thomas Szoke, Daniel Fozzati and Andras Vago. Each of these individual assignors now beneficially own shares of common stock in the Company (as a result of the Acquisition, since these individuals were formerly shareholders of Innovation in Motion).

The following is a summary of the patents and patent applications as well as the trademarks that the Company has filed throughout the world:

•	HDR PCT Filing#: WO2011/019996A1 (applied in US, Canada, Europe, China, India, Brazil, Russia, Colombia, Mexico, South Africa, and Australia)
•	SRIO PCT Filing#: WO2011/028874A1 (applied in US, Canada, Europe, Japan, China, India, Brazil, Mexico, South Korea, and Australia)
•	HDR Design US Patent#: D649548 (also obtained in Europe, Japan, China, Switzerland, Mexico, Brazil, Singapore, Argentina, Colombia, and Venezuela)
•	SRIO & HDR Trademark filed in United States, Europe, Switzerland, Brazil, Mexico, Colombia, Singapore, and Australia

The HDR PCT Filing is a utility patent that focuses on the creation of an “Intelligent Configurable Accessory” and how this accessory can be utilized with a Bluetooth wireless connection and still provide not only data security but maintain an overall network security by ensuring the accessory is seen as a trusted element in the network.

The SRIO PCT Filing is a utility patent that provides for the creation of an “Intelligent Accessory” utilized in NFC payment systems both open and closed architecture. The patent provides the means to create a secure environment, which can not only house the sensitive credit card information of the user but also allow its NFC chipset to emulate any of the cards stored on it for a transaction. Today all NFC devices have single credit card information hard coded into its chipset and are recharged from users cards that are stored on web based platforms.

The HDR Design Patent protects the shape and ergonomics of the HDR product. The size and shape of the HDR product is unique for being able to house 7 unique machine-readable technologies in a single integrated unit the size of a smartphone.

The following is the exhaustive list of the all of the Company’s patents, filings, and trademarks for each country:

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Title - INTELLIGENT PERIPHERAL DEVICE (HDR - Design)

Country	Application/Patent No.	Status

United States	D649,548 S	Issued

China	ZL 201130084031.7	Issued

Switzerland	137932	Issued

European Community	001270177	Issued

Argentina	DI 82259	Issued

Brazil	DI 7101457-8	Issued

Columbia	11-120885-00000-0000	Pending

Mexico	MX/f/2011/001192	Allowed

Singapore	D2011/472/Z	Issued

Japan	1423506	Issued

Title - AN INTELLIGENT PERIPHERAL DEVICE AND SYSTEM FOR THE AUTHENTICATION AND VERIFICATION OF INDIVIDUALS AND/OR DOCUMENTS THROUGH A SECURE MULTIFUNCTIONAL AUTHENTICATION SERVICE WITH DATA STORAGE CAPABILITY (HDR -Utility)

Country	Application/Patent No.	Status

United States	13/390,113	Pending

Australia	2010282394	Pending

Mexico	MX/a2012/001768	Pending

Columbia	12 043.697	Pending

Brazil	BR 11 2012 003212 7	Pending

Russia	2012108483	Pending

India	2027/DELNP/2012	Pending

South Africa	2012/1728	Allowed

China	201080046324.9	Pending

Canada	2,770,406	Pending

Europe	10808809.7	Pending

Title - A PERSONALIZED MULTIFUNCTIONAL ACCESS DEVICE POSSESSING AN INDIVIDUALIZED FORM OF AUTHENTICATING AND CONTROLLING DATAEXCHANGE (SRIO-Utility)

Country	Application/Patent No.	Status

United States	13/393,852	Pending

Australia	2010289507	Pending

South Korea	10-2012-7008685	Pending

India	2431/DELNP/2012	Pending

Mexico	MX/a2012/002553	Pending

Brazil	BR 11 2012 004791.4	Pending

Canada	2,772,213	Pending

Japan	2012-528037	Pending

China	201080047050.5	Pending

Europe	10814477.5	Pending

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Summary Financial Information

As the Company had no operations or specific business plan until the Acquisition, the information presented below is with respect to Innovation in Motion, which was acquired by the Company in August 2013 as a result of the Acquisition.

The statements of operations data for the years ended December 31, 2012 and December 31, 2011, respectively, and the balance sheet data as of December 31, 2012 and at December 2011, respectively, are derived from the audited financial statements of Innovation in Motion and related notes thereto included herewith. The statement of operations data for the three months ended March 31, 2013 provided below is derived from the unaudited financial statements of Innovation in Motion and related notes thereto included herewith.

	Three months ended	Year ended	Year ended
	March 31, 2013	December 31, 2012	December 31, 2011
	(unaudited)
Statement of operations data
Revenue	$0	$7,695,067	$0
Gross profit	$0	$1,194,872	$0
Income (Loss) from operations	$(299,009)	$193,813	$(520,222)
Net income (loss)	$(299,009)	$193,813	$(520,222)

	At March 31, 2013	At December 31, 2012	At December 31, 2011
	(unaudited)
Balance sheet data
Cash	$4,723	$17,568	$4,404
Other assets	$242,874	$361,749	$381,256
Total assets	$247,591	$379,317	$385,660
Total liabilities	$254,115	$103,608	$39,809
Total members’ equity (deficit)	$(6,524)	$275,709	$345,850

Management's Discussion and Analysis of Financial Condition and Results of Operations

References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to Innovation in Motion.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

.

Revenues and Losses

Innovation in Motion had no revenues during the three month periods ending March 31, 2013 and March 31, 2012, respectively. During the year ended December 31 2012, the Company posted revenues of $7,695,067, as compared to no revenues generated during the year ended December 31, 2011.

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Innovation in Motion had net losses of $299,009 during the three month period ending March 31, 2013, as compared to net losses of $100,709 during the three month period ending March 31, 2012. During the year ended December 31, 2012, the Company posted net income of $193,813, as compared to a net loss of $520,222 in the year ended December 31, 2011.

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

The Company believes that it maintains competitive pricing for its products. The expected retail list price for HDR products range from $850 to $1,850 based on the configuration of the features and functionality of the product. The expected retail list price for SRIO products are expected to be $100 or less.

Potential Revenue

The Company expects to earn potential revenue from its sales and distribution arrangements. The Company prospects for new clients on an ongoing basis and also seeks additional revenue enhancement opportunities from existing clients.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Capital Resources

As of March 31, 2013, the Company had cash available of $4,723.

The Company’s proposed business plans over the next two years will necessitate additional capital and financing. Accordingly, the Company plans to raise some outside funding in the next one year, for the purposes of funding its business and plans.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

To date, the Company has not suffered from a significant liquidity issue.

The Company anticipates a significant budget for marketing activities as the Company expands and rolls out its products to broader market segments.

Discussion of Three Months ended March 31, 2013

The Company generated no revenues during the three month periods ending March 31, 2013 and March 31, 2012, respectively.

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During the three months ended March 31, 2013, the Company posted an operating loss and net loss, respectively, of $299,009, as compared to an operating loss and net loss, respectively, of $100,709 for the three months ended March 31, 2012.

For the three months ended March 31, 2013, the Company used $19,718 of cash in its operations, as compared to using $6,354 in cash during the three months ended March 31, 2012.

The Company did not incur any capital expenditures during either of the three month periods ended March 31, 2013 or March 31, 2012, respectively.

Discussion of Year ended December 31, 2012

The Company generated revenues of $7,695,067 during the year ended December 31, 2012, as compared to no revenues generated during the year ended December 31, 2011.

During the year ended December 31, 2012, the Company posted operating income and net income, respectively, of $193,813, as compared to an operating loss and net loss, respectively, of $520,222 for the year ended December 31, 2011.

For the year months ended December 31, 2012, the Company generated $181,702 of cash in its operations, as compared to using $480,230 in cash during the year ended December 31, 2011.

The Company incurred capital expenditures (from investments in intangibles) during each of the years ended December 31, 2012 and December 31, 2011 in the amounts of $102,203 and $59,601, respectively.

Management

The following table sets forth information regarding the members of the Company’s board of directors and its officers:

Name	Age	Position	Year Commenced

David S. Jones		President and CEO, Secretary, Treasurer and Director	2012

David S. Jones

David S. Jones serves as Chief Executive Officer, President, Secretary and Treasurer of the Company, and is the sole director of the Company. Mr. Jones has been in global business management in all regions of the world including global management of company personnel and contractor/partner relationships. He has served as a board member on joint ventures operating in Beijing, China, Bangalore, India and Perth, Australia. He has served and managed sales, field service, managed service, systems integration and professional service, marketing, finance, engineering, business development and other areas with a particular expertise in global services, strategic partnerships and joint venture management. From 1986 through 2007, Mr. Jones worked for Motorola, Inc. with various systems, operations and development positions retiring as Vice President for Global Service Delivery Operations responsible for the global delivery of all technical call centers, network operations centers, secure operation center, technical training and services business development. He served as a board member for the joint venture between Motorola and WiPro in Bangalore, India, Motorola and ERG in Perth, Australia and Motorola and a Local Manufacturer in Beijing, China. From 2007 to 2010, Mr. Jones was Vice President and General Manager for Intermec Technologies, Inc.’s Global Services Division in Everett, Washington. Mr. Jones was responsible for Intermec's global services business including margin improvement and revenue growth, sales, third party services, marketing, finance, call centers, parts sales and professional services. From 2010 to 2011, Mr. Jones served in a consultant capacity to large and small manufacturers trying to enter or improve their services position in the market. And in 2011 Mr. Jones joined Innovation in Motion Inc. as President & CEO, which has grown from a start-up in 2009 to a pre-tax revenue of $7.7 million. Mr. Jones received his Bachelor of Science degree in Civil Engineering from Rose Hulman Institute of Technology in Terre Haute, Indiana and his Masters in Business Administration degree from Baldwin Wallace College in Berea, Ohio.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

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Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

Anticipated Officer and Director Remuneration

The Company pays reduced levels of compensation to its director at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer 401(k) matching funds as a retirement benefit at a later time.

Certain Relationships and Related Transactions

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock. Tiber Creek is entitled to receive consulting fees of $100,000 from the Company and also holds shares of common stock in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Moosewood, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Mergers. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this regarding the beneficial ownership of the Company’s common stock by each of the Company’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

		Number of Shares of
Name	Position	Common Stock		Percent of Class (1)

David S. Jones	President, CEO and Director	20,360,000		13%

Andras Vago	5% shareholder	54,400,000	(2)	34%

Rick Antunes	5% shareholder	33,120,000		21%

Thomas Szoke	5% shareholder	32,923,323	(3)	21%

Daniel Fozzati	5% shareholder	14,400,000	(4)	9%

Total owned by officers and directors		20,360,000		13%

(1) Based upon 158,103,323 shares outstanding as of the date of this report.

(2) Includes 3,200,000 shares held by Multipolaris Corporation, 32,000,000 shares held by Interpolaris Pte. Ltd. and 19,200,000 held by MP Informatikai Kft. Mr. Vago is an officer and principal of each of these entities, and he may be deemed the beneficial owner or the shares held by such entities.

(3) Includes 923,323 shares held by Thomas Szoke LLC. Mr. Szoke is an officer and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

(4) Includes 14,400,000 shares held by Walk Think LLC. Mr. Fozzati is an officer and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

11

Risks and Uncertainties facing the Company

The Company did not earn revenues during the recent quarter ended March 31, 2013, and the Company may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. As an early-stage company, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives. Third, in order to expand, the Company will need to continue implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, the Company must continuously identify, attract, solicit and manage employee talent, which requires the Company to consistently recruit, incent and monitor various employees.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Risk Factors

The Company has generated revenues, but limited profits, to date.

The Company has generated limited profits to date. The business model of the Company involves significant costs, resulting in a low margin on revenues. Coupling this fact with operating expenses incurred by the Company, the Company has only generated a small amount of total profits in the past. The Company hopes that as its business expands that the scale of the enterprise would result in a higher gross margin and net margin.

No assurance of continued market acceptance.

There is no assurance that the Company’s products or solutions will continued to meet with market acceptance. Moreover, there is no assurance that these products and solutions will continue to have any competitive advantages. Also, there is no assurance that the market reception will be positive. There can be no guarantee that the Company will not lose business to its existing or potential new competitors.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

The Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

12

The Company is an early-stage company and has little experience in being a public company.

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company’s officers and five percent shareholders beneficially own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and five percent shareholders of the Company currently beneficially own of approximately 98% of the Company’s outstanding common stock. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company does not have any independent directors.

All of the directors of the Company are executive officers and/or employees of the Company. As such, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of an independent set of directors, since only officers and employees of the Company will make all important decisions regarding the Company.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar solutions. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition, and that there is limited to no competition in its local area. However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

13

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products over the longer term. The Company has conducted no marketing studies regarding whether its business would continue to be marketable. No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain the Company's operations on a continued basis.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has applied for intellectual property and trade secret protection in aspects of its business. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services. Further, there is no guarantee that current patents and other intellectual property adequately protect the Company or its business and operations.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change, as technology needs are as quick to change as are the businesses of customers. Although the Company intends to continue to develop and improve its services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services. In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

Shares of common stock in the Company may be subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares purchased in this Offering may be subject to Rule 144 resale restrictions, and accordingly, investors may be subject to such resale limitations.

ITEM 3.02 Unregistered Sales of Equity Securities

Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

14

(1) On September 21, 2011, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, on December 20, 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

On September 21, 2011, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, on December 20, 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(2) On December 21, 2012, 1,000,000 shares of common stock were issued by the Company to David S. Jones pursuant to a change of control in the Company.

(3) On August 12, 2013, the Company issued 156,603,323 shares of common stock in connection with the Acquisition, as follows:

Shareholder Name	Number of Shares

Multipolaris Corporation	3,200,000
Interpolaris Pte. Ltd.	32,000,000
MP Informatikai Kft.	19,200,000
Thomas Szoke	32,000,000
Thomas Szoke LLC	923,323
WalkThink LLC	14,400,000
Rick Antunes	33,120,000
David S. Jones	19,360,000
Melba Liliana Gonzalez Molina	2,400,000

ITEM 5.06 Change in Shell Company Status

The Company has acquired with Innovation in Motion, which has a defined business plan, and accordingly, the Company has commenced operations.

ITEM 9.01 Financial Statements and Exhibits

The audited financial statements of Innovation in Motion, including balance sheets as of December 31, 2012 and December 31, 2011, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the years ended December 31, 2012 and the year ended December 31, 2011, are included herewith.

Exhibits

2.1	Agreement and Plan of Reorganization

15

INNOVATION IN MOTION, INC.

FINANCIAL STATEMENTS

March 31, 2013 and 2012

INNOVATION IN MOTION, INC.

BALANCE SHEETS

March 31, 2013 and 2012

ASSETS

	March 31,	December 31,
	2013	2012
Current Assets
Cash	$4,723	$17,568
Accounts receivable	-	117,924
Loan receivable-related party	-	-

Total Current Assets	4,723	135,492

Property and equipment, net	54,122	59,492
Intangible, net	188,746	184,333

Total Assets	$247,591	$379,317

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$240,555	$90,048
Due to related parties	13,560	13,560

Total Current Liabilities	254,115	103,608

Commitments and contingencies

Stockholder's Equity
Common stock, 200,000,000 shares authorized
$0.0001 par value, 97,200,000 shares issued and outstanding
at March 31, 2013 and December 31, 2012	9,720	9,720
Additional paid-in capital	797,261	780,485
Accumulated deficit	(813,505)	(514,496)

Total Stockholder's Equity	(6,524)	275,709

Total Liabilities and Stockholders' Equity	$247,591	$379,317

Page 1	The accompanying notes are an integral part of these unaudited interim financial statements.

 INNOVATION IN MOTION, INC.

STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2013 and 2012

(Unaudited)

	March 31,
	2013	2012
Revenues:
Product revenues	$-	$-
Support and maintenance revenues	-	9,855
Total Revenues	-	9,855
Cost of Goods Sold	-	-
Gross Profit	-	9,855
Operating Expenses
Depreciation and amortization	10,860	-
General and administrative	288,149	100,060
	299,009	100,060
Income / (Loss) before other expenses	(299,009)	(90,205)
Income /(Loss) before income taxes	(299,009)	(90,205)
Income taxes	-	-
Net Income / (Loss)	$(299,009)	$(90,205)
Loss per share	$(0.00)	$(0.00)
Weighted average shares	97,200,000	88,200,000

Page 2	The accompanying notes are an integral part of these unaudited interim financial statements.

INNOVATION IN MOTION, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

For the Three Months Ended March 31, 2013 and 2012

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance-December 31, 2012	97,200,000	$9,720	$780,485	$(514,496)	$275,709

Additional contributed capital	-	-	16,776	-	16,776

Net loss	-	-	-	(299,009)	(299,009)

Balance-March 31, 2013	97,200,000	$9,720	$797,261	$(813,505)	$(6,524)

Page 3	The accompanying notes are an integral part of these unaudited interim financial statements.

INNOVATION IN MOTION, INC.

STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2013 and 2012

(Unaudited)

	March 31,
	2013	2012
OPERATING ACTIVITIES:
Net income (loss)	$(299,009)	$(90,205)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation and amortization expense	10,859	-
Changes in assets and liabilities:
Accounts receivable	117,924	-
Accounts payable and accrued expenses	150,508	(18,777)
Due to related parties	-	102,628

Net cash (used in) operating activities	(19,718)	(6,354)

INVESTING ACTIVITIES:
Loan receivable	-	2,085
Investment in intangibles	(9,903)	-

Net cash used in investing activities	(9,903)	2,085

FINANCING ACTIVITIES:
Additonal contributed capital	16,776	-

Net cash provided by financing activities	16,776	-

Net Increase in cash	(12,844)	(4,269)

CASH AT BEGINNING OF PERIOD	17,568	4,404

CASH AT END OF PERIOD	$4,723	$135

Page 4	The accompanying notes are an integral part of these unaudited interim financial statements.

INNOVATION IN MOTION, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

1.      ORGANIZATION AND DESCRIPTION OF BUSINESS

Innovation In Motion, Inc. (“IIM” or the "Company") was incorporated on April 6, 2009 in the State of Florida. The Company headquarters is in Lake Mary, Florida and provides handheld mobile biometric devices which are used primarily by government and law enforcement agencies to capture and process the unique characteristics of individuals to verify their identities. Additionally, the Company has recently introduced a new highly secured biometric wallet device to store personal data including credit card and banking information to be used in a variety of transactions.

On November 18, 2012, the Company effectuated a 6:1 stock split of the outstanding common stock.  The effect of the stock split has been retroactively adjusted as of the earliest periods presented in these financial statements.

2.      BASIS OF PRESENTATION AND GOING CONCERN

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and do not include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included. The results for the three months ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.

The Company sustained operating losses during the three months ended March 31, 2013 and 2012 and all revenues recognized in 2012 are generated from one project - the “Ghana 2010 Election” and are expired after December 31, 2012. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing, as may be required.

The accompanying unaudited financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management plans for 2013 are to find other new customers to generate revenues but future revenues are uncertain. If no revenue can be generated in the future, the Company may have to reduce its operating expenses and to seek additional funding through debt and/or equity offerings.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Cash Equivalents

The Company considers all highly liquid short-term investments, with maturity dates of three months or less when purchased, to be cash equivalents. The Company had no cash equivalents at March 31, 2013 and December 31, 2012.

INNOVATION IN MOTION, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

3.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts during the reporting periods. Actual results could differ from those estimates. Significant estimates and assumptions included in the Company’s financial statements relate to estimates of loss contingencies and accrued expenses.

Income Taxes

The Company accounts for income taxes under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740 “Income Taxes.” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Concentration of Credit Risk

The Company’s financial instruments that potentially expose the Company to a concentration of credit risk consist of cash, accounts payable, accrued expenses and a related party payable. The Company’s cash is deposited at a financial institution and insured by the Federal Deposit Insurance Corporation (“FDIC”). At various times during the year, the Company may have exceeded this amount insured by the FDIC.

INNOVATION IN MOTION, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

3.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment, net

Property and equipment consisted of furniture and fixtures and computer equipment, and are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated service lives of three years. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of property equipment are recorded upon disposal. All property and equipment were purchased by one of the Company’s officers and shareholder and were recorded as additional capital contribution in the accompanying balance sheet. Depreciation expense amounted to $5,370 for the three month periods ended March 31, 2013 and 2012.

Intangible Assets

Acquired intangible assets are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization. Amortization of finite-lived intangible assets is computed over the useful lives of the respective assets. The Company amortized intangible assets over ten years. Amortization expense amounted to $5,490 and $5,134 for the three month periods ended March 31, 2013 and 2012, respectively.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. For the three month periods ended March 31, 2013 and 2012, there were no impairment charges.

Revenue Recognition

We recognize revenue for our services when each of the following four criteria is met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the seller’s price to the buyer is fixed or determinable; and collectability is reasonably assured. During the second half of fiscal year 2012, the Company entered into an agreement to provide biometric verification solutions for the “Ghana 2012 Election”, in connection with this agreement, the Company entered into another agreement to outsource the manufacturing of the hardware component (handheld devices). The manufacturer of the handheld devices also covers the warranty on any defective units for a period of twelve months. All services requested under the Ghana 2012 Election project were delivered and accepted in 2012 and management does not expect any future commitment or involvement and accordingly all revenues and related costs related to this agreement were recorded during the year ended December 31, 2012. There were no revenues recognized during the three months ended March 31, 2013.

INNOVATION IN MOTION, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

3.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Common Share

The Company computes net loss per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Fair Value Measurements

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The Company had no assets or liabilities required to be recorded at fair value on a recurring basis at March 31, 2013 and December 31, 2012.

Share-Based Payment Arrangements

 Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded in operating expenses in the statement of operations.

INNOVATION IN MOTION, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

3.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards, ASU Topic 820, Fair Value Measurement (“ASU 2011-04”), to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. ASU 2011-04 is effective in the first quarter of fiscal year 2012. The Company’s adoption of ASU 2011-04 in fiscal year 2012 had no significant impact on its results of operations or financial condition.

In July 2012, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2012-02, Intangibles—Goodwill and Other, Accounting Standards Codification (“ASC”) Topic 350, Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). ASU 2012-02 amends the guidance in ASC 350-30. The intent of this ASU is to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets by permitting an entity to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis to determine whether it is necessary to perform the quantitative impairment test in accordance with ASC 350-30. Previous guidance in ASC Topic 350-30 required an entity to test indefinite-lived intangible assets for impairment, on at least an annual basis, by comparing the fair value of the asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an entity should recognize an impairment loss in the amount of that excess. The amendments in the ASU provides an entity the option not to calculate the fair value of an indefinite-lived intangible asset annually if the entity determines that it is not more likely than not that the asset is impaired. The guidance is effective for annual and interim impairment tests performed for fiscal year beginning after September 15, 2012. The Company’s adoption of ASU 2012-02 in fiscal year 2013 had no significant impact on its results of operations or financial condition.

INNOVATION IN MOTION, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

4.      INTANGIBLES

Intangible assets consist of the following as of March 31, 2013 and December 31, 2012:

	March 31, 2013	December 31, 2012

HDR	$139,825	$130,432
SRIO	96,388	86,673
	236,213	217,105
Less amortization	(47,467)	(32,772)

	$188,746	$184,333

Intangible assets consist of legal and global patent registration costs related to the Company’s technology HDR (Handheld biometric mobile devices) and SRIO (Biometric wallet devices).

5.     ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following as of March 31, 2013 and December 31, 2012:

	March 31, 2013	December 31, 2012

Accounts payable	$175,822	$67,403
Payroll related liabilities	64,733	5,869
Other current liabilities	-	16,776

	$240,555	$90,048

On January 2, 2013 the Company entered into a deferred payment agreement with two Company officers, under the terms of the deferred payment agreement the two officers agreed to defer their monthly compensation payments including expenses for a period of up to six months from the date of the agreement. As an incentive to the two officers to enter into this agreement, the Company agreed to issue the first officer 100,000 of the Company’s common shares which were not issued as of March 31, 2013, additionally, the Company granted the second officer the right to convert any and all amounts owed to him under this agreement into the Company’s common shares at a conversion rate of $0.25 per share. Total amount deferred under this agreement was $152,512 as of March 31, 2013.

6.      DUE TO RELATED PARTY

Due to related party consist of advances from and accrued salaries to officers and directors of the Company. These advances do not bear interest and are due on demand. The balance of due to related parties was $13,560 as of March 31, 2013 and December 31, 2012.

INNOVATION IN MOTION, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

7.    STOCK OPTIONS

There were no unvested compensation or new stock options granted, exercised or expired during the period ended March 31, 2013.

 8.    RELATED PARTY TRANSACTIONS

In fiscal year 2011, the Company entered into a co-development agreement with a related company through a common shareholder to develop complex information technology and communication systems. According to the terms of the co-development agreement, all costs and expenses incurred by the Company related to the project were reimbursed by the affiliated company. All reimbursed costs collected in 2012 and 2011 under this agreement were classified as additional paid in capital in the accompanying balance sheet. There were no costs incurred or reimbursed under this agreement during the three months ended March 31, 2013.

The Company had a loan receivable from a related company in the amount of $197,619 as of December 31, 2011. In 2012 the Company wrote off the balance of this loan and recorded the amount as a reduction to shareholders’ equity.

In May 2009, the Company entered into a consulting agreement with a Company’s officer who is also a shareholder to provide consulting services to the Company with a term of 60 months. The consulting agreement was amended in June 2012 to specify a flat monthly fee to be paid to the consultant of $25,000 per month.

INNOVATION IN MOTION, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

9.      INCOME TAXES

The Company’s method of accounting for income taxes is the asset and liability approach required by GAAP. There is no income tax expense recorded for the periods ended March 31, 2013 or 2012, due to the Company’s net losses and the establishment of a 100% valuation allowance for deferred tax assets, which consist of tax net operating loss carryforwards. The Company has established a 100% valuation allowance due to the uncertainty concerning future utilization of such losses.

As of March 31, 2013 and December 31, 2012, the Company’s deferred tax assets are summarized as follows:

	2013	2012

Deferred tax assets:
Net operating loss carryforwards	$299,000	$180,000
Total deferred tax assets	299,000	180,000

Valuation allowance for deferred tax assets	(299,000)	(180,000)

Net deferred taxes	$-	$-

As of March 31, 2013, the Company had a net tax operating loss carryforward (“NOL’s”) of $814,000 available to offset future taxable income. The NOL’s expire in varying years through 2032.

Internal Revenue Code Section 382 and similar Florida rules place a limitation on the amount of taxable income that can be offset by net operating loss carryforwards (“NOL”) after a change in control (generally greater than a 50% change in ownership). Transactions such as planned future sales of our common stock may be included in determining such a change in control. These factors give rise to uncertainty as to whether the net deferred tax assets are realizable. .

INNOVATION IN MOTION, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

10.        STOCKHOLDER’S EQUITY (DEFICT)

During the year ended December 31, 2011, the Company issued 3,700,000 shares (pre stock split) of common stock to unrelated parties for $370, the per share price was $0.0001. Additionally, the Company issued 1,000,000 shares (pre stock split) to a Company’s officer related to exercise of his stock options at an exercise price of $0.0001 per share.

During the year ended December 31, 2012, the Company issued 4,000,000 shares (pre stock split) to three officers and directors related to exercise of their stock options at an exercise price of $0.0002 per share.

On November 18, 2012, the Company effectuated a 6:1 stock split of all outstanding common stock. The effect of this stock split has been retroactively adjusted as of the earliest periods presented in these financial statements.

11.        COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company subleases its facility under a noncancelable operating lease from a tenant that is affiliated with a principal shareholder. The sublease expires in January 2017. Rent expense amounted to $15,281 and $0 during the three month periods ended March 31, 2013 and 2012, respectively.

At March 31, 2013, future minimum lease payments under non-cancelable operating leases approximate the following for the fiscal years ending December 31.

2013	$87,000
2014	148,000
2015	148,000
2016	148,000
2017	12,000

$543,000

INNOVATION IN MOTION, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

11.        COMMITMENTS AND CONTINGENCIES (continued)

Executive Compensation

Employment agreements executed with two of the Company’s executives call for base salary for each executive of $210,000 per year. The two executives are also entitled to annual bonuses which is based on performance and attaining certain operational milestones.

Legal Matters

From time to time, claims are made against the Company in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting the Company from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on the Company’s results of operations for that period or future periods. The Company is not presently a party to any pending or threatened legal proceedings.

INNOVATION IN MOTION, INC.

FINANCIAL STATEMENTS

December 31, 2012 and 2011

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Innovation In Motion, Inc.

We have audited the accompanying balance sheets of Innovation In Motion, Inc (the “Company”), as of December 31, 2012 and 2011 and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2012 and 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurances about whether the financial statements are free of material misstatements.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audits include examining, on a test basis, evidence supporting the amounts of disclosures in the financial statements.  Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovation In Motion, Inc., as of December 31, 2012 and 2011 and the results of its operations and cash flows for years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements are presented assuming the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has sustained accumulated losses from operations totaling approximately $515,000 and $708,000 at December 31, 2012 and 2011, respectively. All revenues recognized in 2012 are generated from one project - “Ghana 2010 Election” and are expired after December 31, 2012. These conditions, among others, raise substantial doubt about its ability to continue as a going concern. Management's plans to address these conditions are also set forth in Note 2 to the consolidated financial statements. The accompanying financial statements do not include any adjustments which might be necessary if the Company is unable to continue as a going concern.

/s/ Anton & Chia, LLP

Newport Beach, California

June 17, 2013

INNOVATION IN MOTION, INC

Balance Sheets

December 31, 2012 and 2011

ASSETS
	December 31,
	2012	2011
Current Assets
Cash	$17,568	$4,404
Accounts receivable	117,924	-
Loan receivable-related party	-	197,619

Total Current Assets	135,492	202,023

Property and equipment, net	59,492	80,974
Intangible, net	184,333	102,663

Total Assets	$379,317	$385,660

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$90,048	$39,809
Due to related parties	13,560	-

Total Current Liabilities	103,608	39,809

Commitments and contingencies

Stockholder's Equity
Common stock, 200,000,000 shares authorized
$0.0001 par value, 97,200,000 and 88,200,000 shares issued
and outstanding at December 31, 2012 and 2011, respectively	9,720	8,820
Additional paid-in capital	780,485	1,045,339
Accumulated deficit	(514,496)	(708,309)

Total Stockholder's Equity	275,709	345,850

Total Liabilities and Stockholders' Equity	$379,317	$385,660

INNOVATION IN MOTION, INC

Statements of Operations

For the Years Ended December 31, 2012 and 2011

	December 31,
	2012	2011
Revenues:
Product revenues	$7,695,067	$-
Support and maintenance revenues	-	-
Total Revenues	7,695,067	-

Cost of Goods Sold	6,500,195	-

Gross Profit	1,194,872	-

Operating Expenses
Depreciation and amortization	42,014	14,736
General and administrative	959,045	505,485
	1,001,059	520,222

Income / (Loss) before other expenses	193,813	(520,222)

Income /(Loss) before income taxes	193,813	(520,222)

Income taxes	-	-

Net Income / (Loss)	$193,813	$(520,222)

Loss per share	$0.00	$(0.01)

Weighted average shares	91,019,178	79,837,808

INNOVATION IN MOTION, INC

Statement of Changes in Stockholders' Equity

For the Years Ended December 31, 2012 and 2011

			Additional
	Common Stock	Paid-In	Accumulated	Stockholders'	Total
	Shares	Amount	Capital	Deficit	Equity

Balance December 31, 2010	60,000,000	6,000	221,758	(188,087)	39,671

Issuance of shares for cash	22,200,000	2,220	(1,850)	-	370

Issuance of shares upon exercise of stock options	6,000,000	600	(500)		100

Additional contributed capital	-	-	825,931	-	825,931

Net loss	-	-	-	(520,222)	(520,222)

Balance December 31, 2011	88,200,000	8,820	1,045,339	(708,309)	345,850

Issuance of shares upon exercise of stock options	9,000,000	900	(100)	-	800

Additional contributed capital	-	-	(264,754)		(264,754)

Net income	-	-	-	193,813	193,813

Balance-December 31, 2012	97,200,000	$9,720	$780,485	$(514,496)	$275,709

INNOVATION IN MOTION, INC

Statements of Cash Flows

For the Years Ended December 31, 2012 and 2011

	December 31,
	2012	2011
OPERATING ACTIVITIES:
Net income (loss)	$193,813	$(520,222)
Adjustments to reconcile net loss to net cash used
in operating activities:
Write off of loan receivable	-	-
Depreciation and amortization expense	42,014	14,736
Changes in assets and liabilities:
Accounts receivable	(117,924)	-
Accounts payable and accrued expenses	50,239	25,255
Due to related parties	13,560	-

Net cash (used in) operating activities	181,702	(480,230)

INVESTING ACTIVITIES:
Loan receivable	(245,865)	(197,619)
Purchase of property and equipment	-	-
Investment in intangibles	(102,203)	(59,601)

Net cash used in investing activities	(348,068)	(257,220)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	800	470
Additonal contributed capital	178,730	739,880

Net cash provided by financing activities	179,530	740,350

Net Increase in cash	13,165	2,899

CASH AT BEGINNING OF PERIOD	4,404	1,505

CASH AT END OF PERIOD	$17,568	$4,404

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment contributed by shareholders	$-	$86,051

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

1. ORGANIZATION AND Nature of Operations

Innovation In Motion, Inc. (“IIM” or the "Company") was incorporated on April 6, 2009 in the State of Florida. The Company headquarters is in Lake Mary, Florida and provides handheld mobile biometric devices which are used primarily by government and law enforcement agencies to capture and process the unique characteristics of individuals to verify their identities. Additionally, the Company has recently introduced a new highly secured biometric wallet device to store personal data including credit card and banking information to be used in a variety of transactions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Cash Equivalents

Cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less. The Company had no cash equivalents as of December 31, 2012 and 2011.

Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The assumptions used by management in future estimates could change significantly due to changes in circumstances, including, but not limited to, challenging economic conditions. Accordingly, future estimates may differ significantly.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

In fiscal year 2012, the Company entered into an agreement to provide biometric verification solutions for the “Ghana 2012 Election”. In connection with this agreement, the Company entered into another agreement to outsource the manufacturing of the hardware component (handheld devices). The manufactures of the handheld devices also covers the warranty on any defective units for a period of twelve months. All services requested under the Ghana 2012 Election project were delivered and accepted in 2012 and management does not expect any future commitment or involvement and accordingly all revenues and related costs related to this agreement were recorded in the accompanying statements of operations for the year ended December 31, 2012.

Revenue is recognized when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists. The Company generally relies upon sales contracts or agreements, and customer purchase orders to determine the existence of an arrangement.

●	Delivery has occurred. The Company uses shipping terms and related documents, or written evidence of customer acceptance, when applicable, to verify delivery or performance.

●	Sales price is fixed or determinable. The Company assesses whether the sales price is fixed or determinable based on the payment terms and whether the sales price is subject to refund or adjustment.

●	Collectability is reasonably assured. The Company assesses collectability based on creditworthiness of customers as determined by credit checks and customer payment histories. The Company records accounts receivable net of allowance for doubtful accounts, estimated customer returns, and pricing credits.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations

The Company currently maintains substantially all of its cash with major financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

In 2012, one customer accounted for 100% of revenues and accounts receivable and one vendor accounted for 100% of cost of sales and purchases.

Property and Equipment, net

Property and equipment consisted of furniture and fixtures and computer equipment, and are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated service lives of three years. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of property and equipment are recorded upon disposal. All property and equipment were purchased by one of the Company’s officers and shareholder and were recorded as additional capital contribution in the accompanying 2012 balance sheet. Depreciation expense amounted to $21,482 and $5,077 for the years ended December 31, 2012 and 2011, respectively.

Presentation as a Going Concern

The Company sustained operating losses during the years ended December 31, 2011 and all revenues recognized in 2012 are generated from one project - the “Ghana 2010 Election” and are expired after December 31, 2012. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management plans for 2013 are to find other new customers to generate revenues but future revenues are uncertain. If no revenue can be generated in the future, the Company may have to reduce its operating expenses and to seek additional funding through debt and/or equity offerings.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible Assets

Acquired intangible assets are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization. Amortization of finite-lived intangible assets is computed over the useful lives of  the respective assets. The Company amortizes intangible assets over ten years.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. For the years ended December 31, 2012 and 2011, there were no impairment charges.

Fair Value Measurements

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The Company had no assets or liabilities required to be recorded at fair value on a recurring basis at December 31, 2012 and 2011.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Income (Loss) per Common Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings (loss) per share on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded in operating expenses in the statement of operations.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In July 2012, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2012-02, Intangibles—Goodwill and Other, Accounting Standards Codification (“ASC”) Topic 350, Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). ASU 2012-02 amends the guidance in ASC 350-30. The intent of this ASU is to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets by permitting an entity to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis to determine whether it is necessary to perform the quantitative impairment test in accordance with ASC 350-30. Previous guidance in ASC Topic 350-30 required an entity to test indefinite-lived intangible assets for impairment, on at least an annual basis, by comparing the fair value of the asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an entity should recognize an impairment loss in the amount of that excess. The amendments in the ASU provides an entity the option not to calculate the fair value of an indefinite-lived intangible asset annually if the entity determines that it is not more likely than not that the asset is impaired. The guidance is effective for annual and interim impairment tests performed for fiscal year beginning after September 15, 2012. Early adoption is permitted. The Company is evaluating the effect, if any; adoption of ASU 2012-02 will have on its financial statements.

In December 2011, the FASB issued ASU No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (“ASU 2011-12”). ASU 2011-12 indefinitely defers certain provisions of ASU 2011-05, including the requirement to present reclassification adjustments out of accumulated other comprehensive income by component in both the statement in which net income is presented and the statement in which other comprehensive income is presented. ASU 2011-12 does not change the primary provisions of ASU 2011-05, which eliminate the option to present the components of other comprehensive income as part of the statement of equity. Both ASU 2011-12 and ASU 2011-05 are effective in the first quarter of fiscal year 2012 and should be applied retrospectively. The Company’s adoption of ASU 2011-05 in fiscal year 2012 had no impact on its financial statements.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards, ASU Topic 820, Fair Value Measurement (“ASU 2011-04”), to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. ASU 2011-04 is effective in the first quarter of fiscal year 2012. The Company’s adoption of ASU 2011-04 in fiscal year 2012 had no significant impact on its results of operations or financial condition.

3. INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31, 2012 and 2011:

	2012	2011

HDR	$130,432	$73,342
SRIO	86,673	41,560
	217,105	114,902
Less amortization	(32,772)	(12,239)

	$184,333	$102,663

Intangible assets consist of legal and global patent registration costs related to the Company’s technology HDR (Handheld biometric mobile devices) and SRIO (Biometric wallet devices).

Amortization expense related was $20,533 and $9,659 for fiscal years 2012 and 2011, respectively.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

4. DUE TO RELATED PARTIES

Due to related parties consist of advances from and accrued salaries to officers and directors of the Company. These advances do not bear interest and are due on demand. The balance of due to related parties was $13,560 and $0 as of December 31, 2012 and 2011.

5. STOCK OPTIONS

There was no unvested compensation as of December 31, 2012 and 2011. The Company granted 4,000,000 and 1,000,000 stock options to Directors during the years ended December 31, 2012 and 2011, respectively. Compensation expense related to stock options granted was insignificant during the years ended December 31, 2012 and 2011. Stock options exercised were 4,000,000 and 1,000,000 (pre-stock split) during the years ended December 31, 2012 and 2011, respectively.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Because the Black-Scholes option valuation model incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on historical volatilities of comparable publicly traded companies. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted is derived from estimates and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	December 31, 2012	December 31, 2011
Expected Volatility	75%	101%
Expected dividends	−%	−%
Expected terms (in years)	1	1
Risk-free rate	0.16%	0.12%
Forfeiture rate	−%	−%

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

5. STOCK OPTIONS (continued)

A summary of (pre-stock split) option activity as of December 31, 2012 and 2011, and changes during the years then ended are presented below:

		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value
Outstanding at December 31, 2010	-	$-	-	$-
Granted	1,000,000	0.0001	1.00	-
Exercised	(1,000,000)	0.0001	1.00	-
Forfeited or expired	-	-	-	-
Outstanding at December 31, 2011	-	$-	-	-
Exercisable at December 31, 2011	-	$-	-	-

	Options	Weighted- Average Exercise Price	Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2011	-	$-	-	$-
Granted	4,000,000	0.0002	1.00	-
Exercised	(4,000,000)	0.0002	1.00	-
Forfeited or expired	-	-	-	-

Outstanding at December 31, 2012	-	$-	-	$-

Exercisable at December 31, 2012	-	$-	-	$-

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

6. INCOME TAXES

Our provisions (benefits) from income taxes for the years ended December 31, 2012 and 2011, respectively, were as follows (using our blended effective Federal and State income tax rate of 35.0%):

	2012	2011

Current Tax Provision:
Federal and state
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state
Net loss carryforwards	$(514,000)	$(708,000)
Change in valuation allowance	514,000	708,000
Total deferred tax provision	$-	$-

Deferred tax assets at December 31, 2012 and 2011 consisted of the following:

	2012	2011
Deferred tax assets:
Net operating loss carryforwards	$180,000	$248,000
Valuation allowance	(180,000)	(248,000)
Net deferred tax assets	$-	$-

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

6. INCOME TAXES (continued)

Internal Revenue Code Section 382 and similar Florida rules place a limitation on the amount of taxable income that can be offset by net operating loss carryforwards (“NOL”) after a change in control (generally greater than a 50% change in ownership). Transactions such as planned future sales of our common stock may be included in determining such a change in control. These factors give rise to uncertainty as to whether the net deferred tax assets are realizable. We have approximately $514,000 in NOL at December 31, 2012 that will begin to expire in 2029 for federal and state purposes and could be limited for use under IRC Section 382. We have recorded a valuation allowance against the entire net deferred tax asset balance due because we believe there exists a substantial doubt that we will be able to realize the benefits due to our lack of a history of earnings and due to possible limitations under IRC Section 382. A reconciliation of the expected tax benefit computed at the U.S. federal and state statutory income tax rates to our tax benefit for the years ended December 31, 2012 and 2011 is as follows:

	Years ended December 31,
	2012		2011

Federal income tax rate at 35%	$(180,000)	35.0%	$(248,000)	35.0%
State income tax, net of federal benefit	-	-%	-	-%
Change in valuation allowance	180,000	(35.0)%	248,000	(35.0)%
Benefit for income taxes	$-	-%	$-	-%

We file income tax returns in the U.S. with varying statutes of limitations. Our policy is to recognize interest expense and penalties related to income tax matters as a component of our provision for income taxes. There were no accrued interest and penalties associated with uncertain tax positions as of December 31, 2012 and 2011. We have no unrecognized tax benefits and thus no interest or penalties included in the financial statements.

7. EQUITY

In August 2009, the Company issued 10,000,000 shares (pre stock split) of common stock to the Company’s founders for no consideration.

During the year ended December 31, 2011, the Company issued 3,700,000 shares (pre stock split) of common stock to unrelated parties for $370, the per share price was $0.0001. Additionally, the Company issued 1,000,000 shares (pre stock split) to a Company’s officer related to exercise of his stock options at an exercise price of $0.0001 per share.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

7. EQUITY (continued)

During the year ended December 31, 2012, the Company issued 1,000,000 shares (pre stock split) and additional 3,000,000 shares (after stock split) to three officers and directors related to exercise of their stock options at an exercise price of $0.0002 per share.

On November 18, 2012, the Company effectuated a 6:1 stock split of all outstanding common stock. The effect of this stock split has been retroactively adjusted as of the earliest periods presented in these financial statements.

8. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company subleases its facility under a noncancelable operating lease from a tenant that is affiliated with a principal shareholder; the sublease expires in January 2017.

The following is a schedule by year of future minimum rental payments (including escalation charges) required under the operating lease for the next five years that has a noncancelable sublease term in excess of one year as of December 31, 2012:

Year ended December 31:
2013	$100,188
2014	148,296
2015	148,296
2016	148,296
2017	12,358
$557,434

Total rent expense for the operating lease totaled $8,679 and $0 for the years ended December 31, 2012 and 2011, respectively.

Executive Compensation

Employment agreements executed with two of the Company’s executives call for a base salary for each executive of $210,000 per year. The two executives are also entitled to annual bonuses which is based on performance and attaining certain operational milestones.

INNOVATION IN MOTION, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2012 and 2011

In fiscal year 2011, the Company entered into a co-development agreement with a related company through a common shareholder to develop complex information technology and communication systems. According to the terms of the co-development agreement, all costs and expenses incurred by the Company related to the project were reimbursed by the affiliated company. All reimbursed costs collected in 2011 and 2012 under this agreement were classified as additional paid in capital in the accompanying balance sheet.

The Company had a loan receivable from a related company in the amount of $197,619 as of December 31, 2011. In 2012 the Company wrote off the balance of this loan and recorded the amount as a reduction to shareholders’ equity.

In May 2009, the Company entered into a consulting agreement with a Company officer who is also a shareholder to provide consulting services to the Company with a term of 60 months. The consulting agreement was amended in June 2012 to specify a flat monthly fee to be paid to the consultant of $25,000 per month.

10. SUBSEQUENT EVENTS

The Company signed a term sheet on January 23, 2013 with IIM Global Corporation (a publicly traded entity) to outline those terms pursuant to which a definitive merger agreement may be entered on or before June 2013. The merger, if consummated, shall qualify as a tax-free reorganization under the Internal Revenue Code. While the publicly traded entity will be the surviving legal entity, the Company shareholders will own a majority of the combined company upon closing. Therefore, it is anticipated that for accounting purposes, Innovation in Motion Inc. will be deemed the accounting acquirer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

IIM GLOBAL CORPORATION

Date: August 12, 2013	/s/ David S. Jones
President